Exhibit 4.4

CONTROL NUMBER	BIOTIME, INC.	SUBSCRIPTION CERTIFICATE FOR
	SUBSCRIPTION CERTIFICATE FOR UNITS VOID IF NOT EXERCISED AT OR BEFORE 5:00 P.M. (NEW YORK TIME) ON DECEMBER 21, 2005 (THE EXPIRATION DATE). THIS SUBSCRIPTION CERTIFICATE IS TRANSFERRABLE AND MAY BE COMBINED OR DIVIDED (BUT ONLY INTO SUBSCRIPTION CERTIFICATES EVIDENCING A WHOLE NUMBER OF RIGHTS) AT THE OFFICE OF THE SUBSCRIPTION AGENT	Rights SUBSCRIPTION PRICE U.S. $0.40 PER UNIT CUSIP 09066L 15 4
Expiration Date December 21, 2005
THIS SUBSCRIPTION CERTIFICATE MAY BE USED TO SUBSCRIBE FOR UNITS OR MAY BE ASSIGNED OR SOLD. FULL INSTRUCTIONS APPEAR ON THE BACK OF THIS SUBSCRIPTION CERTIFICATE.
      REGISTERED OWNER:
The registered owner of this Subscription Certificate, named above, or assignee, is entitled to the number of rights to subscribe for units consisting of one common share, no par value, and one warrant to purchase one common share of BioTime, Inc. shown above, in the ratio of one unit for each four rights held, and upon the terms and conditions and at the price for each unit specified in the Prospectus dated October 27, 2005, as amended.
DATE: ________________________________________ 2005
BIOTIME, INC.

SECRETARY
Countersigned: American Stock Transfer & Trust Company (Brooklyn, N.Y.) Subscription Agent

By:
Authorized Signature
If you exercise fewer than all the rights represented by this Subscription Certificate, the subscription agent will issue a new Subscription Certificate representing the balance of the unexercised rights, provided that the subscription agent has received your properly completed and executed Subscription Certificate and payment prior to 5:00 p.m., New York time, on December 20, 2005. No new Subscription Certificates will be issued after that date.
IMPORTANT: Complete appropriate form on reverse
BIOTIME, INC.

VICE PRESIDENT; MEMBER, OFFICE OF
THE PRESIDENT

Expiration Date: December 21, 2005
PLEASE COMPLETE ALL APPLICABLE INFORMATION

By Mail:	By Hand:	By Overnight Courier:
To: American Stock Transfer & Trust Company Operations Center Attn: Reorganization Dept. 6201 15th Avenue Brooklyn, New York 11219	To: American Stock Transfer & Trust Company Attn: Reorganization Dept. 59 Maiden Lane, Plaza Level New York, New York 10038	To: American Stock Transfer & Trust Company Operations Center Attn: Reorganization Dept. 6201 15th Avenue Brooklyn, New York 11219

SECTION 1:	TO SUBSCRIBE: I hereby irrevocably subscribe for the dollar amount of Units indicated as the total of A and B below upon the terms and conditions specified in the Prospectus related hereto, receipt of which is acknowledged.

TO SELL:	If I have checked either the box on line C or the box on line D, I authorize the sale of Rights by the subscription agent according to the procedures described in the Prospectus. The check for the proceeds of sale will be mailed to the address of record.
Please check below:

☐ A. Subscription		÷4 =		×	$0.40	=	$

	(Rights Exercised)		(Units Requested)		(Subscription Price)		(Amount Required)

☐ B. Over-Subscription Privilege		×	$0.40	=	$

	(Units Requested)		(Subscription Price)		(Amount Required)(*)
			(Total of A + B)	=	$

(*)	The Over-Subscription Privilege can be exercised by certain shareholders only, as described in the Prospectus.

☐	Check in the amount of $ payable to the Subscription Agent “American Stock Transfer & Trust Company”

☐	Certified check, bank draft, or money order in the amount of $ payable to the Subscription Agent “American Stock Transfer & Trust Company”

☐	Wire transfer in the amount of $ directed to American Stock Transfer & Trust Company, Subscription Agent, JP Morgan Chase Bank WIRE CLEARING ACCOUNT ABA #021000021, Account 323-212069, Attention: Reorg. Dept.

☐	C. Sell any remaining unexercised Rights

☐	D. Sell all of my Rights.
                                                       Please provide your telephone number Day (    )                                     Signature of
Subscriber(s)/Seller(s)                                                                                     Evening (    )
Social Security Number or Tax ID Number:
SECTION II: TO TRANSFER RIGHTS: (except pursuant to C and D above)
For value received,                                               of the Rights represented by this Subscription Certificate are assigned to

Social Security Number or Tax ID Number of Assignee	(Print Full Name of Assignee)

Signature(s) of Assignor(s)	(Print Full Address including postal Zip Code)
The signature(s) must correspond with the name(s) as written upon the face of this Subscription Certificate, in every particular, without alteration.

IMPORTANT:	For transfer, a signature guarantee must be provided by an eligible financial institution which is a participant in a recognized signature guarantee program.
SIGNATURE GUARANTEED BY:
PROCEEDS FROM THE SALE OF RIGHTS MAY BE SUBJECT TO WITHHOLDING OF U.S. TAXES UNLESS THE SELLER’S CERTIFIED U.S. TAXPAYER IDENTIFICATION NUMBER (OR CERTIFICATION REGARD-ING FOREIGN STATUS) IS ON FILE WITH THE SUBSCRIPTION AGENT AND THE SELLER IS NOT OTHERWISE SUBJECT TO U.S. BACKUP WITHHOLDING.
☐           CHECK HERE IF RIGHTS ARE BEING EXERCISED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY DELIVERED TO THE SUBSCRIPTION AGENT PRIOR TO THE DATE HEREOF AND COMPLETE THE FOLLOWING:
NAME(S) OF REGISTERED OWNER(S):
WINDOW TICKET NUMBER (IF ANY):
DATE OF EXECUTION OF NOTICE OF GUARANTEED DELIVERY:
NAME OF INSTITUTION WHICH GUARANTEED DELIVERY:
: